EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-94782) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, to the incorporation by reference in the Registration Statement (Form S-3 No. 333-14139) and related Prospectus of Liberty Property Trust, to the incorporation by reference in the Registration Statement (Form S-3 No. 333-22211) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, and to the incorporation by reference in the Registration Statement (form S-3 No. 333-22831) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership dated March 5, 1997 of our report dated January 28, 1997, with respect to the Statement of Operating Revenues and Certain Operating Expenses for the South Carolina Properties included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership dated March 5, 1997 filed with the Securities and Exchange Commission.




                                                 /s/ FEGLEY & ASSOCIATES
Plymouth Meeting, Pennsylvania                   FEGLEY & ASSOCIATES
March 3, 1997

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